EXHIBIT 21
RAYMOND JAMES FINANCIAL, INC.
LIST OF SUBSIDIARIES

The following listing includes all of the registrant's subsidiaries as of September 30, 2012, which are included in the consolidated financial statements:

Entity Name	State/Country of Incorporation	Subsidiary or Joint Venture of
0891623 B.C. Unlimited Liability Company	Canada	7597410 Canada Inc.
656948 British Columbia Ltd.	Canada	RJ Canada, Inc.
7597410 Canada Inc.	Canada	RJ Canada, Inc.
Albrecht & Associates of Delaware, Inc.	Delaware	MK Holding, Inc.
Eagle Asset Management, Inc.	Florida	RJF
EB Management I, LLC	Florida	EAGLE
Eagle Boston Investment Management, Inc.	Florida	EAGLE
Eagle Fund Distributors, Inc.	Florida	EAGLE
Eagle Fund Services, Inc.	Florida	EAGLE
Former WT, Inc.	Tennessee	MK Holding, Inc.
Gateway Institutional Fund Ltd.	Florida	RJTCF
Gateway Tax Credit Fund II, Ltd.	Florida	RJTCF
Gateway Tax Credit Fund III, Ltd.	Florida	RJTCF
Lane, Berry & Co. International, LLC	Massachusetts	RJF
HBI Investment Funds, LLC	Illinois	Howe Barnes
Heritage International Limited	Mauritius	RJIH
Howe Barnes Capital Management, Inc.	Illinois	Howe Barnes
Howe Barnes Hoefer & Arnett, Inc.	Delaware	RJF
Merchant Bankers, Inc.	Tennessee	MK Holding, Inc.
MK Asset, Inc.	Delaware	Morgan Keegan & Company, Inc.
MK Holding, Inc.	Alabama	RJF
MK Employee Investment Fund, LP	Delaware	Merchant Bankers, Inc.
MK Investment Partners Fund, LP	Delaware	Morgan Keegan Investment Management, Inc.
MK Mezzanine Management, LLC	Delaware	Morgan Properties, LLC
MK Private Equity Employee Fund of Funds II, LP	Delaware	Morgan Keegan Investment Management, Inc.
MK Preferred Employee Securities Fund, LLC	Delaware	Morgan Keegan Fund Management, Inc.
MK Private Equity Fund of Funds II, LP	Delaware	Morgan Keegan Investment Management, Inc.
MK Private Equity QP Fund of Funds II, LP	Delaware	Morgan Keegan Investment Management, Inc.
Morgan Keegan & Company, Inc.	Tennessee	RJF
Morgan Keegan Capital Services, LLC	Delaware	MK Holding, Inc.
Morgan Keegan Financial Products, Inc.	Tennessee	MK Holding, Inc.
Morgan Keegan Financial Services, LLC	Delaware	MK Holding, Inc.
Morgan Keegan Fund Management, Inc.	Tennessee	MK Holding, Inc.
Morgan Keegan Investment Management, Inc.	Delaware	MK Holding, Inc.
Morgan Keegan Mezzanine Fund, LP	Delaware	MK Mezzanine Management, LLC
Morgan Keegan Mortgage Company, Inc.	Tennessee	MK Holding, Inc.
Morgan Keegan Municipal Products, Inc.	Tennessee	MK Holding, Inc.
Morgan Keegan Structured Products, Inc.	Delaware	MK Holding, Inc.
Morgan Properties, LLC	Tennessee	Raymond James Investments, LLC
Planning Corporation Of America	Florida	RJ&A
Raymond James & Associates, Inc.	Florida	RJF
Raymond James (USA) Ltd.	Canada	RJ Ltd.

200

Entity Name	State/Country of Incorporation	Subsidiary or Joint Venture of
Raymond James Argentina Sociedad De Bolsa, S.A.	Argentina	Raymond James South American Holdings, Inc. (“RJSAH”)
Raymond James Asset Management International, S.A.	France	RJIH
Raymond James Bank, FSB	U.S.A.	RJF
Raymond James Brasil, S.A.	Brazil	RJSAH
Raymond James Brasil Assessoria Para Mercados de Capitais Ltda	Brazil	Raymond James Brasil, S.A.
Raymond James Canada, LLC	Florida	RJ Canada, Inc.
Raymond James Canadian Acquisition, Inc.	Florida	RJ Bank
Raymond James Canadian Holdings, LLC	Florida	Raymond James Canadian Acquisition, Inc.
Raymond James Capital Inc.	Delaware	RJF
Raymond James Capital Partners, LP	Florida	RJC Partners, LP
Raymond James Development Tax Credit Fund, LLC	Delaware	RJTCF
Raymond James Euro Equities	France	RJES
Raymond James European Holdings, Inc. (“RJEH”)	Florida	RJIH
Raymond James European Securities	France	RJIH
Raymond James Finance Company of Canada, Ltd.	Canada	Raymond James Canadian Holdings, LLC
Raymond James Financial International, Ltd. (U.K.)	U.K.	RJIH
Raymond James Financial Management Ltd.	Canada	RJ LTD
Raymond James Financial Planning Ltd.	Canada	RJ LTD
Raymond James Financial Services Advisors, Inc.	Florida	RJF
Raymond James Financial Services, Inc.	Florida	RJF
Raymond James Geneva S.A.	Switzerland	RJ&A
Raymond James Global Securities, Limited	British Virgin Islands	RJIH; RJSAH
Raymond James Indian Country Tax Credit Fund I, LLC	Delaware	RJTCF
Raymond James International	France	RJES
Raymond James International Holdings, Inc.	Florida	RJF
Raymond James Investments, LLC	Florida	RJF
Raymond James Investment Services Limited	U.K.	RJF
Raymond James Latin Advisors Limited	British Virgin Islands	RJSAH
Raymond James Latin America S.A.	Uruguay	RJSAH
Raymond James Latin Fund Advisors S.A.	Uruguay	RJSAH
Raymond James Ltd.	Canada	RJF
Raymond James Multifamily Finance, Inc.	Florida	RJTCF
Raymond James North Carolina Tax Credit Fund, LLC	Delaware	RJTCF
Raymond James Partners, Inc.	Florida	RJF
Raymond James Patrimoine, S.A.	France	RJIH
Raymond James Research Services, LLC	Florida	RJF
Raymond James South American Holdings, Inc.	Florida	RJIH
Raymond James Tax Credit Fund 32 - A, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund 32 - B, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund 33, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund 34, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XX, LP	Delaware	RJTCF
Raymond James Tax Credit Fund XXII, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XXV - A, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XXV - B, LLC	Delaware	RJTCF
Raymond James Tax Credit Funds, Inc.	Florida	RJF
Raymond James Trust, National Association	U.S.A.	RJF
Raymond James Uruguay, S.A.	Uruguay	Raymond James Global Securities, Limited

201

Entity Name	State/Country of Incorporation	Subsidiary or Joint Venture of
Residual Partners	Florida	RJF
RJ Canada LP	Alberta	0891623 B.C. Unlimited Liability Company; 7597410 Canada Inc.
RJ Canada, Inc.	Florida	RJF
RJ Capital Services, Inc.	Delaware	RJF
RJ Delta Capital S.A.	Argentina	RJSAH
RJ Delta Fund Management S.A.	Argentina	RJSAH
RJ Equities, Inc.	Florida	RJF
RJ Government Securities, Inc.	Florida	RJF
RJ Holdings, Ltd.	Florida	Residual Partners
RJ-Contrarian, LLC	Delaware	RJ Specialist Corp.
RJ Partners, Inc.	Florida	RJF
RJ Securities, Inc.	Florida	Raymond James Investments, LLC
RJ Specialist Corp.	Florida	RJF
RJA Structured Finance, Inc.	Delaware	RJF
RJC Event Photos, LLC	Delaware	Raymond James Investments, LLC
RJC Forensics, LLC	Delaware	Raymond James Investments, LLC
RJC Partners LP	Florida	RJC Partners, Inc.
RJC Partners, Inc.	Florida	RJF
RJEIF I, L.P.	Delaware	RJEIF, Inc.
RJEIF II, L.P.	Delaware	RJEIF, Inc.
RJEIF, Inc.	Delaware	RJF
RJF Capital Trust I	Delaware	RJF
RJF Capital Trust II	Delaware	RJF
RJF Capital Trust III	Delaware	RJF
SLG Partners, LP	Delaware	SLG Partners GP, LLC
SLG Partners GP, LLC	Delaware	Raymond James Investments, LLC
Value Partners, Inc.	Florida	RJTCF

202